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Exhibit 4.7

FIRST HORIZON PHARMACEUTICAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

As Amended and Restated Effective April 1, 2005

i

1.48.	NONHIGHLY COMPENSATED EMPLOYEE	12
1.49.	NON-KEY EMPLOYEE	12
1.50.	NONVESTED ACCOUNT	13
1.51.	NORMAL RETIREMENT AGE	13
1.52.	NORMAL RETIREMENT DATE	13
1.53.	PARENTAL ABSENCE	13
1.54.	PARTICIPANT	13
1.55.	PERIOD OF MILITARY DUTY	13
1.56.	PLAN	13
1.57.	PLAN ADMINISTRATOR	13
1.58.	PLAN YEAR	14
1.59.	PRIMARY EMPLOYER	14
1.60.	QUALIFIED DOMESTIC RELATIONS ORDER	14
1.61.	QUALIFYING EMPLOYER SECURITIES	14
1.62.	QUALIFYING EMPLOYER SECURITIES FUND	14
1.63.	REENTRY DATE	15
1.64.	REQUIRED BEGINNING DATE	15
1.65.	RETIREMENT DATE	15
1.66.	SPOUSE	15
1.67.	TOP-HEAVY PLAN	15
1.68.	TOP-HEAVY RATIO	15
1.69.	TOTALLY AND PERMANENTLY DISABLED	16
1.70.	TRUST AGREEMENT	17
1.71.	TRUST FUND	17
1.72.	TRUSTEE	17
1.73.	UNALLOCATED RESERVE	17
1.74.	VALUATION DATE	17
1.75.	VESTED ACCOUNT	17
1.76.	VESTING BREAK IN SERVICE	18
1.77.	VESTING PERCENTAGE	18
1.78.	VESTING SERVICE	19
1.79.	YEARS OF SERVICE	19
ARTICLE II PARTICIPATION		20
2.01.	ACTIVE PARTICIPANT	20
2.02.	INACTIVE PARTICIPANT	20
2.03.	CESSATION OF PARTICIPATION	20
ARTICLE III CONTRIBUTIONS		21
3.01.	EMPLOYER CONTRIBUTIONS	21
3.02.	FORFEITURES	22
3.03.	ALLOCATION	23
3.04.	CONTRIBUTION LIMITATION	24
3.05.	PROHIBITED ALLOCATIONS OF QUALIFYING EMPLOYER SECURITIES	26
ARTICLE IV INVESTMENT OF CONTRIBUTIONS		27
4.01.	INVESTMENT AND TIMING OF CONTRIBUTIONS	27
4.02.	INVESTMENT IN QUALIFYING EMPLOYER SECURITIES	28
4.03.	VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES	32
ARTICLE V BENEFITS		34
5.01.	RETIREMENT BENEFITS	34
5.02.	DEATH AND DISABILITY BENEFITS	34
5.03.	VESTED BENEFITS	34

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5.04.	WHEN BENEFITS START	34
5.05.	DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS	35
ARTICLE VI DISTRIBUTION OF BENEFITS		37
6.01.	AUTOMATIC FORMS OF DISTRIBUTION	37
6.02.	ELECTION PROCEDURES	37
6.03.	NOTICE REQUIREMENTS	37
6.04.	FORMS OF DISTRIBUTION FROM ESOP CONTRIBUTION ACCOUNTS	38
6.05.	PUT OPTION	38
6.06.	RIGHT OF FIRST REFUSAL	40
6.07.	NONTERMINABLE ESOP PROVISIONS	40
6.08.	DIRECT ROLLOVERS	40
6.09.	IN-SERVICE WITHDRAWALS	41
6.10.	DISTRIBUTIONS WITHOUT CONSENT	42
6.11.	DISTRIBUTION REQUIREMENTS	43
ARTICLE VII AMENDMENT AND TERMINATION OF THE PLAN		45
7.01.	AMENDMENTS	45
7.02.	PLAN TERMINATION	46
7.03.	REVERSION TO EMPLOYER	46
ARTICLE VIII ADMINISTRATION OF THE PLAN		47
8.01.	ADMINISTRATION	47
8.02.	EXPENSES	47
8.03.	RECORDS	47
8.04.	INFORMATION AVAILABLE	47
8.05.	RECAPTURE OF PAYMENTS	48
8.06.	CLAIM AND APPEAL PROCEDURES	48
8.07.	DELEGATION OF AUTHORITY	49
8.08.	EXERCISE OF DISCRETIONARY AUTHORITY	50
8.09.	TRANSACTION PROCESSING	50
8.10.	ERRORS AND OMISSIONS	50
8.11.	IMPOSSIBILITY OF PERFORMANCE	51
8.12.	TEMPORARY SUSPENSION OF CERTAIN PLAN ACTIVITIES IN CONNECTION WITH A SERVICE PROVIDER OR INVESTMENT FUND CHANGE	51
ARTICLE IX GENERAL PROVISIONS		52
9.01.	MERGERS AND DIRECT TRANSFERS	52
9.02.	EMPLOYMENT STATUS	53
9.03.	RIGHTS TO PLAN ASSETS	53
9.04.	BENEFICIARY	53
9.05.	NONALIENATION OF BENEFITS	53
9.06.	CONSTRUCTION	53
9.07.	LEGAL ACTIONS	53
9.08.	WORD USAGE	54
9.09.	MILITARY SERVICE	54
9.10.	LOCATING PARTICIPANTS OR BENEFICIARIES	54
ARTICLE X TOP-HEAVY PLAN REQUIREMENTS		55
10.01.	APPLICABILITY OF RULES	55
10.02.	MODIFICATION OF CONTRIBUTIONS	55

iii

INTRODUCTION

        The purpose of this Plan is to enable Participants to share in the growth and prosperity of the Primary Employer and to provide Participants with an opportunity to accumulate capital for their future economic security by acquiring a proprietary interest in the Primary Employer. Employer Contributions made to the Trust Fund will be primarily invested in Qualifying Employer Securities.

        This Plan, effective as of January 1, 2005, is intended to qualify as an employee stock ownership plan, as defined in Code Section 4975(e)(7), and a stock bonus plan as defined in Code Section 401(a). The Plan is being amended and restated effective April 1, 2005 as set forth herein. The Plan is intended to comply with the qualification requirements of the Uruguay Round Agreements Act ("GATT"), the Uniform Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA "97") (collectively known as "GUST"), the Restructuring & Reform Act of 1998 ("RRA "98") and the Community Renewal Tax Relief Act of 2000 ("CRA"). This Plan also reflects the applicable provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001("EGTRRA"), and is intended as good faith compliance with the requirements of EGTRRA. Such EGTRRA provisions, if applicable, shall be construed in accordance with EGTRRA and the guidance issued thereunder, and shall supercede any specific provisions of the Plan to the extent those provisions are inconsistent with the EGTRRA provisions. All assets acquired under this Plan as a result of Employer Contributions, income and other additions to the Trust Fund will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan which is administered by the Plan Administrator for the exclusive benefit of Participants in the Plan and their beneficiaries. It is intended that all benefits, rights and features of this Plan be uniformly available to all Participants.

ARTICLE I
FORMAT AND DEFINITIONS

        1.01.    FORMAT

        Words and phrases defined in this Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise. These words and phrases have an initial capital letter to aid in identifying them as defined terms.

        1.02.    ACCOUNT

        (a)   ACCOUNT means, for a Participant, his share of the Plan Fund. Accounts and subaccounts, in addition to those specified below, may also be maintained if considered appropriate in the administration of the Plan. Separate accounting records will be kept for the following:

          (1)   Discretionary Contributions Account which shall include a Participant's interest in (i) Discretionary Contributions that an Employer makes to the Plan under Section 3.01(b) and that are not used to pay off an Exempt Loan or to invest in Qualifying Employer Securities and (ii) Forfeitures (other than Forfeitures of Qualifying Employer Securities).

          (2)   ESOP Discretionary Contributions Account which shall include a Participant's interest in (i) Qualifying Employer Securities resulting from (x) ESOP Discretionary Contributions that an Employer makes to the Plan under Section 3.01(c) and (y) Discretionary Contributions that are used to pay off an Exempt Loan or to invest in Qualifying Employer Securities and (ii) Forfeitures of Qualifying Employer Securities from the ESOP Discretionary Contributions Account of other Participants (other than cash dividends paid on Qualifying Employer Securities and initially reinvested in Qualifying Employer Securities at the election of the Participant).

          (3)   Cash Dividends Account which includes cash dividends paid on shares of Qualifying Employer Securities credited to the account maintained to reflect ESOP Discretionary Contributions that are initially reinvested in Qualifying Employer Securities at the election of the Participant.

        (b)   Accounting for Vesting.    If the Participant's Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

        (c)   Account Value.    A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, losses and expenses charged, and any appreciation or depreciation of the Investment Fund.

        (d)   Dividends.    Other than for purposes of determining the Participant's Vested Account, cash dividends paid on shares of Qualifying Employer Securities credited to the Account maintained to reflect ESOP Discretionary Contributions that are initially reinvested in Qualifying Employer Securities at the election of the Participant shall be treated for all other purposes of this Plan as if they are part of the ESOP Discretionary Contributions Account.

        1.03.    ACCRUAL COMPUTATION PERIOD

        ACCRUAL COMPUTATION PERIOD means a consecutive 12-month period ending on the last day of each Plan Year.

        1.04.    ACTIVE PARTICIPANT

        ACTIVE PARTICIPANT means an Eligible Employee who is actively participating in the Plan according to the provisions of Plan section 2.01.

        1.05.    AFFILIATED SERVICE GROUP

        AFFILIATED SERVICE GROUP means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

        1.06.    AGGREGATION GROUP

        AGGREGATION GROUP means:

        (a)   each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated),

        (b)   each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

        (c)   any of the Employer's other qualified plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

        (d)   The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

        1.07.    ALTERNATE PAYEE

        ALTERNATE PAYEE means any Spouse, former spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

        1.08.    ANNUAL ADDITION

        (a)   ANNUAL ADDITIONS means the sum of the following amounts credited to a Participant's account for the Limitation Year:

          (1)   Employer contributions; provided that, ESOP Discretionary Contributions under this Plan that are applied to pay interest on an Exempt Loan and/or Forfeitures described in Code Section 415(c)(6)(A) will not be an Annual Addition if no more than one-third (1/3) of the ESOP Discretionary Contribution that is applied to pay principal or interest on an exempt Loan for the Plan Year is allocated to Highly Compensated Employees. To the extent Qualifying Employer Securities are allocated to Participant's Accounts, the lesser of fair market value of the Qualifying Employer Security allocated or the employer contribution used to release such share in the case of repayment of an Exempt Loan, shall be used for purposes of measuring Annual Additions;

          (2)   employee contributions; and

          (3)   forfeitures allocated by an Employer.

          (4)   amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), which are part of a pension or annuity plan maintained by the Employer,

          (5)   amounts derived from contributions which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e); and

          (6)   allocations under a simplified employee pension.

        (b)   Exclusions.    Annual additions to a defined contribution plan shall not include the following:

          (1)   rollover contributions to another qualified contribution plan maintained by any Employer, made pursuant to Code Sections 402(c), 403(a)(4), 403(b)(8), 405(d)(3), 408(d)(3), or 409(b)(3)(C);

          (2)   repayments of loans made by a Participant to a qualified plan maintained by any Employer;

          (3)   repayments of Forfeitures for rehired Participants, as described in Code Sections 411(a)(7)(B) and 411(a)(3)(D);

          (4)   direct transfers of employee contributions from one qualified plan to this Plan or any other qualified defined contribution plan maintained by any Employer;

          (5)   deductible employee contributions within the meaning of Code Section 72(o)(5);

          (6)   employee contributions to a simplified employee pension, if such contributions are deductible under Code Section 219(a); or

          (7)   catch up contributions or similar contributions to other qualified defined contribution plans maintained by any Employer.

        (c)   Excess Amounts.    For this purpose, any Excess Amounts applied under Plan sections 3.04(a)(3) and 3.04(b)(5) in the Limitation Year to reduce Employer Contributions shall be considered Annual Additions for such Limitation Year.

        1.09.    ANNUAL COMPENSATION

        ANNUAL COMPENSATION means the Employee's Compensation for the Plan Year. For purposes of Plan section 3.03, Annual Compensation shall only include Compensation received while an Active Participant.

        1.10.    BENEFICIARY

        BENEFICIARY means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies or the default beneficiary described in Plan section 9.04. For purposes of Plan section 6.11, "designated Beneficiary" means the individual named by a Participant to receive any benefits under the Plan when the Participant dies, and who is considered the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

        1.11.    CLAIMANT

        CLAIMANT means any person who makes a claim for benefits under this Plan. See Plan section 8.05.

        1.12.    CODE

        CODE means the Internal Revenue Code of 1986, as amended.

        1.13.    COMPENSATION

        (a)   COMPENSATION means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer to the extent that the amounts are includible in the Employee's gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, overtime, taxable fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Treasury Regulation Section 1.62-2(c)).

        (b)   Inclusions.    Compensation shall also include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), or 401(p)(2)(A)(i). Elective contributions also include compensation deferred under a Code Section 457 plan maintained by the Employer and employee contributions "picked up" by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions. Compensation shall also include foreign earned income (as defined in Code Section 911(b)) paid to an Employee, whether or not such amount is excludable from gross income under Code Section 911. Compensation shall be determined without regard to the exclusions from gross income in Code Sections 931 and 933.

        (c)   Exclusions.    Notwithstanding the foregoing, Compensation shall not include the following:

          (1)   earned income of a self-employed individual;

          (2)   amounts realized from the grant or exercise of a non-qualified stock option;

          (3)   amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option plan;

          (4)   amounts realized when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (5)   amounts includible in gross income with respect to restricted stock (or property) upon the making of an election described in Code Section 83(b);

          (6)   other than the inclusions described in (b) above, Employer contributions to a plan of deferred compensation to the extent that, before the application of Code Section 415 to that plan, the contributions are not includible in the Employee's gross income for the year of the contribution;

          (7)   Employer contributions on behalf of an Employee to a simplified employee pension described in Code Section 408(k);

          (8)   distributions or amounts received from a deferred compensation plan, regardless of whether such amounts are includible in the Employee's gross income at the time of distribution or receipt;

          (9)   amounts described in Code Sections 104(a)(3), 105(a), and 105(h);

          (10) amounts paid or reimbursed by the Employer for moving expenses (whether or not deductible); and

          (11) other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includabe in the Employee's gross income), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the Employee's gross income).

        (d)   Determination Period.    The Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period for any Employee who becomes eligible or ceases to be eligible to participate during a determination period shall only include Compensation while the Employee is an Eligible Employee.

        (e)   Limitation.    The Annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for a Plan Year shall not exceed $210,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

        (f)    Short Determination Period.    If a Determination Period consists of fewer than twelve months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction, the numerator of which is the number of months in the Short Determination Period and the denominator of which is twelve.

        1.14.    CONTRIBUTIONS

        CONTRIBUTIONS means Discretionary Contributions and ESOP Discretionary Contributions as set out in Article III, unless the context clearly indicates only specific contributions are meant.

        1.15.    CONTROLLED GROUP

        CONTROLLED GROUP means any group of corporations, trades, or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under Plan section 3.04, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

        1.16.    DEFINED CONTRIBUTION DOLLAR LIMITATION

        DEFINED CONTRIBUTION DOLLAR LIMITATION means $42,000, as adjusted for increases in the cost-of-living under Code Section 415(d).

        1.17.    DETERMINATION DATE

        DETERMINATION DATE means, for purposes of Article X, as to any plan for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the DETERMINATION DATE is the last day of that year.

        1.18.    DIRECT ROLLOVER

        DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        1.19.    DISCRETIONARY CONTRIBUTIONS

        DISCRETIONARY CONTRIBUTIONS means discretionary contributions made by the Employer to fund this Plan. See Plan section 3.01(a).

        1.20.    DISTRIBUTEE

        DISTRIBUTEE means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving Spouse and the Employee's (or former Employee's) Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the Spouse or former spouse.

        1.21.    DISTRIBUTION CALENDAR YEAR

        (a)   DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required under Plan section 6.11.

        (1)   For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

        (2)   For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Plan section 6.11.

          (b)   Timing of Distributions.    The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the distribution year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

        1.22.    EARNINGS

        (a)   EARNINGS, for purposes of Plan section 3.04, means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

        (b)   Modifications.    For purposes of applying the limitations of Plan section 3.04,

          (1)   Earnings for a Limitation Year is the Earnings actually paid or made available in gross income during such Limitation Year.

          (2)   Earnings paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

        1.23.    ELIGIBLE EMPLOYEE

        ELIGIBLE EMPLOYEE means any Employee of an Employer other than an Employee (a) whom a collective bargaining agreement between a union and an Employer covers, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan, (b) who is a Leased Employee, (c) who is deemed to be an employee of an Employer pursuant to Regulations under Code Section 414(o), or (d) who is a nonresident alien who receives no earned income within the meaning of Code Section 911(d)(2) from an Employer which constitutes income from sources within the United States within the meaning of Code Section 861(a)(3).

        1.24.    ELIGIBLE RETIREMENT PLAN

        ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) and annuity contract described in Section 403(b) and an eligible deferred compensation plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or a Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order.

        1.25.    ELIGIBLE ROLLOVER DISTRIBUTION

        ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any distribution which is made upon hardship of the Distributee; (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year.

        1.26.    EMPLOYEE

        EMPLOYEE means an individual who is employed as a common law employee by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer. The term Employee shall also include any Leased Employee deemed to be an employee of any employer described above as provided in Code Section 414(n) or (o). Notwithstanding the foregoing, an individual shall not be considered an Employee if such individual is either (i) engaged by the Employer as an independent contractor or (ii) not reflected on the payroll records of the Employer as a common law employee, whether or not the Internal Revenue Service, court or administrative agency or other authority determines such classification to be correct as a matter of law or subsequently reclassifies such individual as a common law employee.

        1.27.    EMPLOYER

        (a)   EMPLOYER means the Primary Employer and any Controlled Group Member which has adopted the Plan with consent from the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan.

        (b)   Contribution Limitations.    For purposes of Plan section 3.04, EMPLOYER means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code Section 414(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(0).

        1.28.    EMPLOYER CONTRIBUTIONS

        EMPLOYER CONTRIBUTIONS means contributions made by the Employer to fund this Plan in accordance with Plan section 3.01. While Employer Contributions will be characterized as either Discretionary Contributions or ESOP Discretionary Contributions as set out in Article III, the term EMPLOYER CONTRIBUTIONS will refer to the aggregated contributions made by the Employer.

        1.29.    ENTRY DATE

        ENTRY DATE means the first day of any calendar month.

        1.30.    ESOP DISCRETIONARY CONTRIBUTIONS

        ESOP DISCRETIONARY CONTRIBUTIONS means Employer Contributions (i) made in the form of Qualifying Employer Securities, (ii) designated by the Employer to be or otherwise invested in Qualifying Employer Securities or (iii) used to repay any outstanding Exempt Loan. See Plan section 3.01.

        1.31.    ERISA

        ERISA means the Employee Retirement Income Security Act of 1974, as amended.

        1.32.    EXCESS AMOUNT

        EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

        1.33.    EXEMPT LOAN

        EXEMPT LOAN means a loan or other extension of credit to the Plan to enable the Plan to acquire shares of Qualifying Employer Securities, or, to the extent permitted by law, to refinance a prior Exempt Loan.

        1.34.    FISCAL YEAR

        FISCAL YEAR means the Primary Employer's taxable year. The last day of the Fiscal Year is December 31.

        1.35.    FIVE-PERCENT OWNER

        FIVE-PERCENT OWNER means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of Plan section 6.11 if such Participant is a 5-percent Owner at any time during the Plan Year in which such owner attains age 70 1/2. In addition, a Participant is treated as a 5-percent Owner for purposes of Plan section 6.11 if such Participant becomes a 5-percent Owner in a later Plan Year.

        1.36.    FORFEITURE

        FORFEITURE means the part, if any, of a Participant's Account that is forfeited. See Plan section 3.02.

        1.37.    FORFEITURE DATE

        FORFEITURE DATE means, as to a Participant, the date the Participant incurs five consecutive Vesting Breaks in Service.

        1.38.    HIGHLY COMPENSATED EMPLOYEE

        (a)   HIGHLY COMPENSATED EMPLOYEE means any Employee who:

          (1)   was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year, or

          (2)   for the preceding Plan Year had compensation from the Employer in excess of $95,000. The $95,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d).

          (3)   For this purpose the applicable Plan Year for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

        (b)   Highly Compensated Former Employee.    The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

        (c)   Regulations.    The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the Five-Percent Owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

        1.39.    HOUR OF SERVICE

        HOUR-OF-SERVICE means the following:

        (a)   Work Hours.    Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

        (b)   Non-Work Hours.    Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subsection (b), no credit will be given to the Employee:

          (1)   for more than 501 Hours-of-Service because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

          (2)   for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

          (3)   for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subsection (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

        (c)   Back Pay.    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subsection (a) or subsection (b) above (as the case may be) and under this subsection (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subsection (b) above will be subject to the limitations set forth in that subsection.

        (d)   Regulations.    The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining Hours-of-Service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of Hours-of-Service to computation periods.

        (e)   Inclusions.    Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

        (f)    Vesting Break in Service.    Solely for purposes of determining whether a one-year Vesting Break in Service has occurred, during a Parental Absence or any other Leave of Absence covered by the Family and Medical Leave Act of 1993, an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

        1.40.    INACTIVE PARTICIPANT

        INACTIVE PARTICIPANT means a former Active Participant who has an Account. See Plan section 2.02.

        1.41.    INVESTMENT FUND

        (a)   INVESTMENT FUND means the total of Plan assets. All of these assets shall be held under the Trust Agreement(s). The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan.

        (b)   Valuation.    The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, losses and expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

        (c)   Gains and Losses.    The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

        1.42.    INVESTMENT MANAGER

        INVESTMENT MANAGER means any fiduciary (other than a trustee or Named Fiduciary):

        (a)   who has the power to manage, acquire, or dispose of any assets of the Plan;

        (b)   who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

        (c)   who has acknowledged in writing being a fiduciary with respect to the Plan.

        1.43.    KEY EMPLOYEE

        KEY EMPLOYEE means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the

Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2001), a Five-Percent Owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and applicable regulations and other guidance of general applicability issued thereunder.

        1.44.    LEASED EMPLOYEE

        LEASED EMPLOYEE means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

        1.45.    LIMITATION YEAR

        LIMITATION YEAR means the Plan Year.

        1.46.    MAXIMUM PERMISSIBLE AMOUNT

        (a)   MAXIMUM PERMISSIBLE AMOUNT means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

          (1)   The Defined Contribution Dollar Limitation, or

          (2)   100 percent of the Participant's Earnings for the Limitation Year.

        (b)   Exclusions.    The earnings limitation referred to in (a)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

        (c)   Short Year.    If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive twelve-month period, the maximum permissible amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve.

        1.47.    NAMED FIDUCIARY

        NAMED FIDUCIARY means the person or persons who have authority to control and manage the operation and administration of the Plan. The Named Fiduciary is the Primary Employer.

        1.48.    NONHIGHLY COMPENSATED EMPLOYEE

        NONHIGHLY COMPENSATED EMPLOYEE means an Employee of the Employer who is not a Highly Compensated Employee.

        1.49.    NON-KEY EMPLOYEE

        NON-KEY EMPLOYEE means any Employee who is not a Key Employee.

        1.50.    NONVESTED ACCOUNT

        NONVESTED ACCOUNT means the excess, if any, of a Participant's Account over his Vested Account.

        1.51.    NORMAL RETIREMENT AGE

        NORMAL RETIREMENT AGE means the age at which the Participant's normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is the later of the date on which the Participant attains age sixty-five (65) and the fifth (5th) annual anniversary of the first day of the Plan Year in which the Participant's participation in the Plan commenced.

        1.52.    NORMAL RETIREMENT DATE

        NORMAL RETIREMENT DATE means the earliest day on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. See Plan section 5.04.

        1.53.    PARENTAL ABSENCE

        PARENTAL ABSENCE means an Employee's absence from work:

        (a)   by reason of pregnancy of the Employee,

        (b)   by reason of birth of a child of the Employee,

        (c)   by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

        (d)   for purposes of caring for such child for a period beginning immediately following such birth or placement.

        1.54.    PARTICIPANT

        PARTICIPANT means either an Active Participant or an Inactive Participant.

        1.55.    PERIOD OF MILITARY DUTY

        PERIOD OF MILITARY DUTY means, for an Employee:

        (a)   who served as a member of the armed forces of the United States, and

        (b)   who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

        1.56.    PLAN

        PLAN means the stock bonus and employee stock ownership plan of the Employer set forth in this document, including any later amendments to it.

        1.57.    PLAN ADMINISTRATOR

        PLAN ADMINISTRATOR means the person or persons who administer the Plan. The Plan Administrator is the Primary Employer.

        1.58.    PLAN YEAR

        PLAN YEAR means the calendar year.

        1.59.    PRIMARY EMPLOYER

        PRIMARY EMPLOYER means First Horizon Pharmaceutical Corporation.

        1.60.    QUALIFIED DOMESTIC RELATIONS ORDER

        (a)   QUALIFIED DOMESTIC RELATIONS ORDER means a judgment, decree, order or approval of a property settlement agreement entered on or after January 1, 1985, that

          (1)   relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

          (2)   is made pursuant to a state domestic relations or community property law;

          (3)   creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan;

          (4)   clearly specifies (i) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Plan Administrator has reason to know the address independently of the Order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the Order applies; and (iv) each plan to which the Order applies;

          (5)   does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

          (6)   does not require the Plan to provide increased benefits (that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the Order); and

          (7)   does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

        (b)   Pre-January 1, 1985 Orders.    A domestic relations order entered before January 1, 1985 is a Qualified Domestic Relations Order if payment of Plan benefits pursuant to that order have begun by January 1, 1985, regardless of whether the order satisfies the requirements of Code section 414(p), and even if payments have not begun by January 1, 1985, pursuant to such an order, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code section 414(p).

        1.61.    QUALIFYING EMPLOYER SECURITIES

        QUALIFYING EMPLOYER SECURITIES means any securities which are issued by the Employer or any Controlled Group member and which meet the requirements of Code Section 409(l) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when those securities were assigned to the Plan.

        1.62.    QUALIFYING EMPLOYER SECURITIES FUND

        QUALIFYING EMPLOYER SECURITIES FUND means that part of the assets of the Investment Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

        1.63.    REENTRY DATE

        REENTRY DATE means the date a former Active Participant reenters the Plan. See Plan section 2.01.

        1.64.    REQUIRED BEGINNING DATE

        REQUIRED BEGINNING DATE means, for a Participant who is a Five-Percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Required Beginning Date means, for any Participant who is not a Five-Percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

        1.65.    RETIREMENT DATE

        RETIREMENT DATE means the date a retirement benefit will begin and is a Participant's Normal Retirement Date or the first day which is after a Participant's Normal Retirement Date and on which retirement benefits begin.

        1.66.    SPOUSE

        SPOUSE means the person of the opposite sex to whom a Participant is lawfully married according to the law of the State of the Participant's domicile.

        1.67.    TOP-HEAVY PLAN

        TOP-HEAVY PLAN means a plan which is top-heavy for any plan year. This Plan shall be top-heavy if any of the following conditions exist:

        (a)   The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

        (b)   This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

        (c)   This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

        1.68.    TOP-HEAVY RATIO

        TOP-HEAVY RATIO means:

        (a)   No Aggregated Defined Benefit Plan.    If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the Plan Year ending on the Determination Date(s) has or had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and excluding any catch-up contributions under Code section 414(v)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Distribution Date(s) and excluding any catch-up contributions under Code section 414(v)), both computed in accordance with Code Section 416 and the regulations thereunder. In the case of a distribution made for a reason other than severance from employment, death, or disability, the adjustment for distributions shall be applied by substituting "five-year period" for "one-year period." Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

        (b)   Aggregated Defined Benefit Plan.    If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the Plan Year ending on the Determination Date(s) has or had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date.

        (c)   Modifications.    For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.

          (1)   The value of account balances and the Present Value of accrued benefits as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the twelve-month period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).

          (2)   In the case of a distribution made for reasons other than separation from service, death or disability, this provision shall be applied by substituting "five-year period" for the "one-year period."

          (3)   The value of account balances and the Present Value of accrued benefits of any individual who has not performed services for the employer during the twelve-month period ending on the Determination Date shall not be taken into account.

          (4)   The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purpose of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

        (d)   Accrued Benefits.    The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

        1.69.    TOTALLY AND PERMANENTLY DISABLED

        TOTALLY AND PERMANENTLY DISABLED means that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months as determined by the Social Security Administration.

        1.70.    TRUST AGREEMENT

        TRUST AGREEMENT means an agreement or agreements of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan.

        1.71.    TRUST FUND

        TRUST FUND means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the assets held under that Trust Agreement.

        1.72.    TRUSTEE

        TRUSTEE means the party or parties named in the applicable Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

        1.73.    UNALLOCATED RESERVE

        UNALLOCATED RESERVE means the portion of the Trust Fund that consists of the proceeds of an Exempt Loan, the shares of Qualifying Employer Securities that were acquired with the proceeds of an Exempt Loan and that have not yet been allocated to Participant Accounts, the dividends and other investment earnings on the assets held in the Unallocated Reserve, and the proceeds from any sale of shares of Qualifying Employer Securities held in the Unallocated Reserve.

        1.74.    VALUATION DATE

        VALUATION DATE means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator or Trustee (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

        1.75.    VESTED ACCOUNT

        (a)   VESTED ACCOUNT means the vested part of a Participant's Account. The Participant's Vested Account is nonforfeitable. The Participant's Vested Account is determined as follows.

          (1)   If the Participant's Vesting Percentage is 100%, his Vested Account equals his Account.

          (2)   If the Participant's Vesting Percentage is less than 100%, his Vested Account equals the sum of (A), (B) and (C) below:

            (A)  The part of the Participant's Account that results from Employer Contributions made before a prior Forfeiture Date and all other Contributions which were 100% vested when made.

            (B)  The part of the Participant's Account that results from cash dividends paid on shares of Qualifying Employer Securities credited to the source account for ESOP Discretionary Contributions that are initially reinvested in Qualifying Employer Securities at the election of the Participant.

            (C)  The balance of the Participant's Account in excess of the amounts in (A) and (B) above multiplied by his Vesting Percentage.

        (b)   Vesting After Partial Withdrawal.    If the Participant has withdrawn any part of his Account resulting from Employer Contributions, other than the vested Employer Contributions included in 2(A)

and (B) above, the amount determined under subsection (a) shall be equal to P(AB + D) - D as defined below:

  P
  The Participant's Vesting Percentage.

  AB
  The balance of the Participant's Account in excess of the amount in 2(A) and (B) above.

  D
  The amount of the withdrawal resulting from Employer Contributions, other than the vested Employer Contributions included in 2(A) and (B) above.

        (c)   Five Year Vesting Break in Service.    Notwithstanding the foregoing, for purposes of determining a Participant's Vested Account, for any Participant who has five consecutive Vesting Breaks in Service, Years of Service after such five-year period shall not be required to be taken into account for purposes of determining the Vested Percentage of Employer Contributions which accrued before such five-year period. In that case, separate accounts will be maintained as follows:

          (1)   one account for the Employer Contributions which accrued before such five-year period, and

          (2)   one account for the Employer Contributions which accrued after such five-year period.

        (d)   One Year Vesting Break in Service.    For purposes of determining a Participant's Vested Account, in case of any former Participant who has a one year Vesting Break in Service, any Vesting Service before such break shall not be required to be taken into account until the Participant has completed a year of Vesting Service after the Participant's return.

        (e)   Non-Vested Participant.    In the case of a nonvested former Participant, Vesting Service before any period of consecutive one year Vesting Breaks in Service shall not be required to be taken into account if the number of consecutive one year Vesting Breaks in Service within such period equals or exceeds the greater of five or the aggregate number of years of Vesting Service before such period. Nonvested Participant means a Participant who does not have any nonforfeitable right under the Plan to a benefit derived from Employer Contributions.

        1.76.    VESTING BREAK IN SERVICE

        VESTING BREAK IN SERVICE means a Plan Year in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs a Vesting Break in Service on the last day of a Plan Year in which he has a Vesting Break in Service.

        1.77.    VESTING PERCENTAGE

        (a)   VESTING PERCENTAGE means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Employer Contributions which were not 100% vested when made. A Participant's Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

VESTING SERVICE (whole years)	VESTING PERCENTAGE
Less than 1	0
1	25
2	50
3	75
4 or more	100

        (b)   Accelerated Vesting.    The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he becomes Totally and Permanently Disabled or dies shall be 100%.

        (c)   Amendment to Vesting Schedule.    If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The provisions of Plan section 7.01 regarding changes in the computation of the Vesting Percentage shall apply.

        1.78.    VESTING SERVICE

        (a)   VESTING SERVICE means one year of service for each Plan Year beginning on or after January 1, 2005 in which an Employee is credited with at least 1,000 Hours-of-Service, including any Plan Year during which the Employee has completed at least 1,000 Hours-of-Service but has not yet become eligible to participate in the Plan. However, a Participant, upon attaining age 21 will be credited with all Vesting Service only between the ages of 18 and 21 after January 1, 2005. Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

        (b)   Modifications.    However, Vesting Service is modified as follows:

          (1)   A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

          (2)   An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

        1.79.    YEARS OF SERVICE

        YEARS OF SERVICE means an Employee's Vesting Service disregarding any modifications which exclude service.

ARTICLE II
PARTICIPATION

        2.01.    ACTIVE PARTICIPANT

        (a)   Eligibility.    For purposes of Employer Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Entry Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below.

          (1)   He has completed one Hour of Service on or before his Entry Date.

          (2)   He is age 21 or older.

        (b)   Effective Date.    Each Employee on January 1, 2005 shall become an Active Participant (begin participation in the Plan) on January 1, 2005 if on such date he is an Eligible Employee, has completed one Hour-of-Service on or before January 1, 2005 and is age 21 or older.

        (c)   Change in Status.

          (1)   If a person has been an Eligible Employee who has met all of the eligibility requirements in Plan section 2.01(a), but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee.

          (2)   In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements of subsection (a) and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee.

        (d)   Reentry Date.

          (1)   An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date. Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

          (2)   A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

        (e)   No Duplication.    There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

        2.02.    INACTIVE PARTICIPANT

        An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

        (a)   the date the Participant ceases to be an Eligible Employee, or

        (b)   the effective date of complete termination of the Plan under Plan section 7.02.

        2.03.    CESSATION OF PARTICIPATION

        A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

ARTICLE III
CONTRIBUTIONS

        3.01.    EMPLOYER CONTRIBUTIONS

        (a)   In General.    Employer Contributions shall be made without regard to current or accumulated net income, earnings or profits of the Employer. Notwithstanding the foregoing, the Plan is designed to qualify as a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under Code Section 4975(e)(7).

        (b)   Discretionary Contributions.    Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer in the form of cash or other property. Discretionary Contributions may be used to pay off an Exempt Loan or to invest in Qualifying Employer Securities. Discretionary Contributions are subject to the Vesting Percentage.

        (c)   ESOP Discretionary Contributions.    ESOP Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer in the form of Qualifying Employer Securities, cash or other property. ESOP Discretionary Contributions in the form of cash or other property will be used to pay off an Exempt Loan or to invest in Qualifying Employer Securities.

          (1)   ESOP Discretionary Contributions will be made for each Plan Year for which a payment is due on an Exempt Loan. The amount of the ESOP Discretionary Contribution for the Plan will not be less than the minimum amount sufficient to enable the Trustee to make the payment due on the Exempt Loan to the extent that such payment cannot be satisfied from cash dividends paid on shares of Qualifying Employer Securities held in the ESOP Discretionary Accounts (if the Primary Employer directs that such dividends be applied to the Exempt Loan), or cash dividends paid on shares of Qualifying Employer Securities held in the Unallocated Reserve or other investment earnings of the Unallocated Reserve.

          (2)   Additional ESOP Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer.

          (3)   ESOP Discretionary Contributions are subject to the Vesting Percentage. However, the separate account maintained to reflect the cash dividends paid on shares of Qualifying Employer Securities attributable to ESOP Discretionary Contributions (and earnings thereon) that are initially reinvested in Qualifying Employer Securities under the Plan at the election of the Participant is fully (100%) vested and nonforfeitable.

        (d)   Allocation.    Employer Contributions are allocated according to the provisions of Plan section 3.03.

        (e)   Timing.    Employer Contributions for each year must be paid to the Trust Fund not later than the due date for filing the Employer's federal income tax return for that year, including extensions of such date.

        (f)    Return of Contributions.    A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this Plan section 3.01 and Article VII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

        3.02.    FORFEITURES

        (a)   Timing.    The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:

          (1)   the date the Participant dies (if prior to such date he had ceased to be an Employee), or

          (2)   the Participant's Forfeiture Date.

        (b)   Accelerated Forfeiture.    All or a portion of a Participant's Nonvested Account shall be forfeited before the date specified in subsection (a) if, after he ceases to be an Employee, he receives, or is deemed to receive, a distribution of his entire Vested Account or a distribution of his Vested Account derived from Employer Contributions which were not 100% vested when made, under Plan sections 5.01, 5.03, or 6.10(a). A Forfeiture shall also occur as provided in Plan section 3.04. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If a Participant receives, or is deemed to receive, his entire Vested Account, his entire Nonvested Account shall be forfeited. If a Participant receives a distribution of his Vested Account from Employer Contributions which were not 100% vested when made, but less than his entire Vested Account from such Contributions, the amount to be forfeited shall be determined by multiplying his Nonvested Account from such Contributions by a fraction. The numerator of the fraction is the amount of the distribution derived from Employer Contributions which were not 100% vested when made and the denominator of the fraction is his entire Vested Account derived from such Contributions on the date of distribution.

        (c)   Administrative Rules.    Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses. Any Forfeitures which have not been used to pay administrative expenses shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined as provided in Plan section 3.03. Upon their allocation to Accounts, Forfeitures shall be deemed to be Employer Contributions.

        (d)   Qualifying Employer Securities.    Any portion of a Participant's Nonvested Account balance attributable to Qualifying Employer Securities will become a Forfeiture only after the portion of a Participant's Account not attributable to Qualifying Employer Securities is forfeited. Forfeitures of Qualifying Employer Securities held in an ESOP Discretionary Contributions Account may be used to satisfy any allocation of Qualifying Employer Securities required under Plan section 3.03.

        (e)   Restoration of Forfeitures.    If a Participant again becomes an Eligible Employee after receiving a distribution which caused all or a portion of his Nonvested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from contributions which were 100% vested when made).

          (1)   The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks in Service which begin after the date of the distribution.

          (2)   If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account which was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution, or only received a distribution of Contributions which were 100% vested when made, and he again performs an Hour-of-Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant's Account as if he had made a required repayment on the date he performed such Hour-of-Service. Restoration of the Participant's Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account, according to applicable Treasury Regulations. Provided, however, the Plan Administrator shall not restore the Nonvested

  Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

          (3)   The Plan Administrator shall restore the Participant's Account by the close of the Plan Year following the Plan Year in which repayment is made. Permissible sources for the restoration of the Participant's Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant's Annual Additions.

        3.03.    ALLOCATION

        (a)   Eligibility.    A person meets the allocation requirements of this section if he:

          (1)   is an Active Participant on the last day of the Plan Year,

          (2)   has at least 501 Hours-of-Service during the Plan Year or

          (3)   has died, reached Normal Retirement Age or become Totally and Permanently Disabled during the Plan Year.

A person does not meet the allocation requirements of this section if he (a) is not an Active Participant on the last day of the Plan Year, (b) does not have at least 501 Hours-of-Service during the Plan Year, and (c) has not died, reached Normal Retirement Age or become Totally and Permanently Disabled during the Plan Year.

        (b)   Discretionary Contributions.    Discretionary Contributions plus any Forfeitures (other than forfeitures of Qualifying Employer Securities) shall be allocated as of the last day of the Plan Year using Annual Compensation for the Plan Year to the Discretionary Contribution Accounts of all Participants meeting the eligibility requirements of subsection (a). Each such person's allocation shall be equal to the Discretionary Contribution or Forfeiture multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons.

        (c)   ESOP Discretionary Contributions.    ESOP Discretionary Contributions will be allocated in accordance with the requirements of either paragraph (1) or (2) below.

          (1)   ESOP Discretionary Contributions that are applied to repayment of an Exempt Loan will be aggregated with any cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Contribution Accounts that are applied to repayment of the Exempt Loan, any cash dividends paid on Qualifying Employer Securities held in the Unallocated Reserve and other investment earnings of the Unallocated Reserve (if any), and applied to make the payment due on any Exempt Loan for the Plan Year. The Qualifying Employer Securities released from the Unallocated Reserve as a result of that payment shall be allocated as of the last day of the Plan Year as follows:

            (A)  STEP ONE: This step one shall apply only if the cash dividends paid on Qualifying Employer Securities held in ESOP Discretionary Contribution Accounts are applied to the Exempt Loan.

                (i)  The allocation in this step one shall be made to the ESOP Discretionary Contribution Account of each person who received a cash dividend on Qualifying Employer Securities held in his/her ESOP Discretionary Contribution Account that was applied to the Exempt Loan.

               (ii)  The number of shares of Qualifying Employer Securities allocated under this step one shall equal the number of shares with a value equal to the total cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Contribution Accounts and applied to the Exempt Loan. The number of shares of Qualifying Employer Securities allocated to each such person shall be determined by multiplying the number of shares of Qualifying Employer Securities to be allocated under this step one by a fraction, the numerator of which is the cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Account of such person and applied to the Exempt Loan, and the denominator of which is the total cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Accounts of all such persons and applied to the Exempt Loan.

            (B)  STEP TWO: The allocation in this step two shall be made among those persons who meet the allocation requirements of this section, but subject to Plan section 3.05. The number of shares of Qualifying Employer Securities allocated to the ESOP Discretionary Contribution Account of each such person shall be determined by multiplying the number of shares of Qualifying Employer Securities released from the Unallocated Reserve (and not allocated under step one) by a fraction, the numerator of which is the Annual Compensation of such person for the Plan Year, and the denominator of which is the aggregate Annual Compensation of all such persons for the Plan Year. However, if the aggregate amount of Qualifying Employer Securities that would be allocated under this paragraph to Highly Compensated Employees exceeds one-third of the total Qualifying Employer Securities allocated, then the amount of Qualifying Employer Securities in excess of one-third shall be reallocated to the Nonhighly Compensated Employees in proportion to each Nonhighly Compensated Employee's Annual Compensation to the total Annual Compensation of all such Nonhighly Compensated Employees.

          (2)   ESOP Discretionary Contributions that (A) exceed the amount needed to make the payment for the Exempt Loan for the Plan Year, or (B) are not used to make payments on an Exempt Loan for the Plan Year, and Forfeitures of Qualifying Employer Securities shall be allocated to the ESOP Discretionary Contribution Accounts of all Participants meeting the eligibility requirements of subsection (a) in the same manner as Discretionary Contributions, but subject to Plan section 3.05.

        3.04.    CONTRIBUTION LIMITATION

        (a)   Participation in Plan Only.    If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (1)   Prior to determining the Participant's actual Earnings for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Earnings for the Limitation Year, uniformly determined for all Participants similarly situated.

          (2)   As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Earnings for the Limitation Year.

          (3)   If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Earnings for the Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

            (A)  If an Excess Amount exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

            (B)  If after the application of (A) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

            (C)  If a suspense account is in existence at any time during a Limitation Year pursuant to this subsection (a), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

        (b)   Participation In More Than One Employer-Sponsored Plan.    This subsection (b) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

          (1)   Prior to determining the Participant's actual Earnings for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in (a)(1) above.

          (2)   As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Earnings for the Limitation Year.

          (3)   If pursuant to (2) above or as a result of the allocation of forfeitures or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the

  Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

          (4)   If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

            (A)  the total Excess Amount allocated as of such date, times

            (B)  the ratio of (i) the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

          (5)   Any Excess Amount attributed to this Plan will be disposed of in the manner described in (a)(3) above.

        (c)   Dividends On Qualifying Employer Securities.    Any dividend paid with respect to Qualifying Employer Securities is not treated as an Annual Addition.

        3.05.    PROHIBITED ALLOCATIONS OF QUALIFYING EMPLOYER SECURITIES

        Notwithstanding any contrary provision of the Plan, Qualifying Employer Securities will not be allocated under the following circumstances.

        (a)   Sale under Code Section 1042.    Qualifying Employer Securities that have been acquired by the Plan in a sale to which Code Section 1042 applies (and amounts allocable in lieu thereof) shall not be allocated during the non-allocation period directly or indirectly under the Plan (or any qualified plan of any Employer) to the Accounts of:

          (1)   The individual who makes the election under Code Section 1042.

          (2)   Any individual who is related (within the meaning of Code Section 267(b)) to the individual who makes the election under Code Section 1042. However, this paragraph shall not apply to lineal descendents of the individual who makes the election under Code Section 1042, provided that the aggregate amount allocated to the benefit of such lineal descendents during the non-allocation period does not exceed more than five percent (5%) of the Qualifying Employer Securities (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendents (within the meaning of Code Section 267(c)(4)) in a transaction subject to Code Section 1042.

          (3)   The "non-allocation period" is the period for this purpose beginning on the date of the sale of the Qualifying Employer Securities to the Plan and ending on the later of the date which is ten (10) years after the date of sale or the date of the allocation attributable to the final payment of an Exempt Loan incurred in connection with such sale to the Plan.

        (b)   25-Percent Owner.    Further, notwithstanding any contrary provision of the Plan, Qualifying Employer Securities that have been acquired by the Plan in a sale to which Code Section 1042 applies (and amounts allocable in lieu thereof) shall not be allocated, during or after the non-allocation period, directly or indirectly under the Plan (or any qualified plan of any Employer) to the Account of any individual who owns (after application of the aggregation rules of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than twenty-five percent (25%) of any class of outstanding stock of the Primary Employer or any Controlled Group Member described in Code Section 409(l)(4), or the total value of any class of outstanding stock of the Primary Employer or any Controlled Group Member described in Code Section 401(l)(4).

        (c)   S-Corporation Shareholders.    If the Plan holds Qualifying Employer Securities of an S Corporation, no allocations or accruals of such Qualifying Employer Securities (or amounts allocable in lieu thereof) shall be made to disqualified persons during any nonallocation year. The terms "disqualified person" and "nonallocation year" shall have the meanings set forth under Code Section 409(p).

ARTICLE IV
INVESTMENT OF CONTRIBUTIONS

        4.01.    INVESTMENT AND TIMING OF CONTRIBUTIONS

        (a)   Trust Agreement.    The handling of Contributions is governed by the provisions of the Trust Agreement, and any other funding arrangement in which the Investment Fund is or may be held or invested. All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund.

        (b)   Named Fiduciary.    The Named Fiduciary shall have investment direction for amounts in the Investment Fund. At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements. However, the Named Fiduciary may delegate to the Trustee or an Investment Manager investment discretion for Contributions and other amounts.

        (c)   ESOP Discretionary Contributions ESOP Discretionary Contributions shall be used to pay off an Exempt Loan or invested in Qualifying Employer Securities.

        (d)   Income and Loss.    The net income (or loss) of the Trust Fund will be determined as of the Valuation Date. Except as otherwise provided in this Plan and the Trust Agreement, the net income and loss of each of the Accounts shall be determined separately as of each Valuation Date as follows:

          (1)   to the cash income since the last Valuation Date shall be added or subtracted any net increase or decrease in the fair market value of the Trust assets, any gain or loss on the sale or exchange of Trust assets, interest on any interest bearing security in any other amount the Trustee determines to be income, and

          (2)   from the sum thereof shall be deducted all expenses and charges since the last Valuation Date that are determined to be properly chargeable against income for the period; provided, however, for that purpose, all interest paid on any Exempt Loans shall be disregarded.

          (3)   The net income or net loss so determined as of the Valuation Date shall be allocated to the applicable Account of each Participant in the proportion of the value of such Participant's applicable Account as of the preceding Valuation Date, decreased by any distributions, withdrawals and forfeitures from such applicable Account since such Valuation Date, bears to the total value of all such applicable Accounts determined at such time and in the same such manner.

          (4)   Notwithstanding the foregoing, in allocating the net income or net loss of an individual fund (as defined in the Trust Agreement) other than a mutual fund, such allocations shall be made separately with respect to the interest of each Participant (other than Participants to whose Account net income or net loss is not to be allocated) in the individual fund in the proportion of the value of the interest of such Participant in the individual fund as of the preceding Valuation Date bears to the total value of all interests in the individual fund of all Participants (other than Participants to whose Accounts net income or net loss is not to be allocated) as of the preceding Valuation Date.

          (5)   In allocating the net income or net loss of an individual fund that is a mutual fund, such allocations shall be made separately with respect to the interest of each Participant in the mutual fund (other than Participants to whose Accounts net income or net loss is not to be allocated).

          (6)   No income or loss shall be allocated to the Account of a terminated Participant who has received a total distribution of his or her Vested Account for the period between the Valuation Date immediately preceding the date of distribution and the date of the total distribution.

        4.02.    INVESTMENT IN QUALIFYING EMPLOYER SECURITIES

        (a)   ESOP Designation.    The Plan is an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) and is designed to invest primarily in Qualifying Employer Securities. All shares of Qualifying Employer Securities held under the Plan will be held in the Trust Fund in the name of the Trustee or the nominee of the Trustee.

        (b)   Statutory Diversification.    Each Qualified Account Holder shall be eligible to make a diversification election with respect to the Qualifying Employer Securities held in his Account.

          (1)   Diversification Election: Each Qualified Account Holder may make an election within ninety (90) days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of 25 percent (25%) of the number of shares of Qualifying Employer Securities that have ever been credited to his ESOP Discretionary Contribution Accounts, reduced by the number of shares of Qualifying Employer Securities that have previously been diversified pursuant to this subsection (b). However, if the fair market value of Qualifying Employer Securities allocated to the Qualified Account Holder's ESOP Discretionary Contribution Account is $500 or less on the Valuation Date immediately preceding the first day on which such individual is eligible to make the foregoing election, then such individual shall not be eligible to make such an election.

          (2)   Final Election: For the last Plan Year in the Qualified Election Period, 50 percent (50%) shall be substituted for 25 percent (25%), in paragraph (1) above.

          (3)   Procedures: The elections under this section must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Employer. If the Qualified Account Holder elects to direct the Trustee as to the investment of his ESOP Discretionary Contribution Accounts, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. Any amounts in the ESOP Discretionary Contribution Accounts with respect to which a Qualified Account Holder elects to direct investment pursuant to this Section shall be distributed to the Participant; except that, in lieu of distribution, the Participant may elect to transfer such amounts to another qualified defined contribution plan of an Employer that meets the requirements of Code Section 401(a)(28)(B)(ii)(II).

          (4)   Definition of Qualified Account Holder: For purposes of this section, "Qualified Account Holder" means any Employee who has completed at least 10 years of participation under the Plan and has attained age 55.

          (5)   Definition of Qualified Election Period: For purposes of this section, "Qualified Election Period" means the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Account Holder.

        (c)   Dividends.    For purposes of determining dividends, shares of Qualifying Employer Securities shall be deemed to be credited to the ESOP Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of a dividend if they are credited to his ESOP Discretionary Contribution Account as of the close of the day prior to the ex-date of such dividend (or, if the ex-date is after the record date, as of the close of the day prior to the record date).

          (1)   Stock Dividend.    In the event of any stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

          (2)   Cash Dividend.    As determined by the Employer, cash dividends paid on shares of Qualifying Employer Securities credited to an ESOP Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of such dividend will be either (i) applied to repay an Exempt Loan then outstanding (but only if such Qualifying Employer Security is attributable to such Exempt Loan); (ii) made subject to the election procedure described in paragraph (3) below; or (iii) retained in the Trust and treated as net income of the Trust.

            (A)  The Employer shall not direct that dividends paid on shares of Qualifying Employer Securities held in the ESOP Discretionary Contribution Accounts be applied to repay an Exempt Loan, unless the shares of Qualifying Employer Securities released from the Unallocated Reserve will have a value at least sufficient to allow for the full allocation required in step one under the allocation of ESOP Discretionary Contributions provisions of Plan section 3.03(c) (the Employer may make ESOP Discretionary Contributions necessary to allow for such full allocation).

            (B)  In addition, dividends attributable to Qualified Employer Securities held in the Unallocated Suspense Account (as a result of an Exempt Loan) shall be allocated to Participants' Accounts as earnings of the Trust available to repay an Exempt Loan to the extent allowed by ERISA and the Code. Such earnings shall be allocated in proportion to the shares of Qualifying Employer Securities held in a Participant's Account as of the record date of the dividend.

          (3)   Cash Dividend Election.

            (A)  If the Employer elects, cash dividends paid on shares of Qualifying Employer Securities credited to an ESOP Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of such dividend will be:

                (i)  Paid to the Participant, Beneficiary or Alternate Payee if so elected under the procedure outlined below; or

               (ii)  Otherwise, added to the balance of his Account as soon as administratively practicable after such dividends are paid into the Trust Fund.

            (B)  A Participant, Beneficiary or Alternate Payee may elect to have cash dividends on shares of Qualifying Employer Securities credited to his ESOP Discretionary Contribution Accounts either paid to him in cash or added to the balance of his Account and reinvested in Qualifying Employer Securities. Cash dividends that the Participant, Beneficiary or Alternate Payee elects to receive in cash will be paid on or as soon as administratively practicable following the payable date of such dividend. Cash dividends that the Participant, Beneficiary or Alternate Payee elects to have reinvested in Qualifying Employer Securities will be credited to a separate source account that reflects only such cash dividends, and shall be reinvested in additional shares of Qualifying Employer Securities on or as soon as administratively practicable following the payable date of such dividend.

            (C)  Shares of Qualifying Employer Securities shall be deemed to be credited to the ESOP Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of a dividend if they are credited to his ESOP Discretionary Contribution Account as of the close of the day prior to the ex-date of such dividend (or, if the ex-date is after the record date, as of the close of the day prior to the record date).

            (D)  An election hereunder must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator (including by means of a voice response or other electronic system under circumstances so authorized by the Plan

    Administrator). In the absence of an affirmative election received by the deadline established for this purpose by the Plan Administrator (which shall be no less than thirty (30) days after notice of the dividend election is provided), a Participant, Beneficiary or Alternate Payee will be deemed to have elected to have cash dividends added to his Account and reinvested in Qualifying Employer Securities. To the extent so prescribed by the Plan Administrator, an election hereunder will be "evergreen"—that is, it will continue to apply until changed by the Participant, Beneficiary or Alternate Payee. Under the rules prescribed by the Plan Administrator, a Participant, Beneficiary or Alternate Payee shall be allowed to revise his election no less than once a year, and if there is a change in the terms of the Plan governing the manner in which dividends are paid or distributed, a Participant, Beneficiary or Alternate Payee shall be allowed a reasonable opportunity to make a new election.

            (E)  The Account of a Participant, Beneficiary or Alternate Payee may be charged with the distribution costs (for example, the actual check-writing fee) of any distribution made at his election under this Plan subsection (c).

        (d)   Authorization for Exempt Loan.    The Named Fiduciary may direct that the Plan engage in an Exempt Loan that satisfies the following requirements:

          (1)   Lender.    The Exempt Loan may be made by the Employer or any lender acceptable to the Employer, and may be made or guaranteed by a party in interest (as defined in ERISA Section 3(14)) or a disqualified person (as defined in Code Section 4975).

          (2)   Use of Loan Proceeds.    The Exempt Loan must be used within a reasonable time after receipt to acquire shares of Qualifying Employer Securities for the Unallocated Reserve or to repay a prior Exempt Loan (or for any combination of the foregoing purposes).

          (3)   No Recourse Against Trust Fund.    The Exempt Loan must be without recourse against the Plan except that:

            (A)  The Qualifying Employer Securities acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and the Qualifying Employer Securities acquired with the proceeds of a prior Exempt Loan which is repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

            (B)  Any ESOP Discretionary Contributions that are made for the purpose of satisfying the obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

            (C)  The earnings attributable to shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan may be used to repay that Exempt Loan or any renewal or extension thereof, and

            (D)  The earnings attributable to unallocated shares of Qualifying Employer Securities that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

          (4)   Term of Loan.    The Exempt Loan must provide for principal and interest to be paid over a specific term, and not payable upon demand except in the event of default.

          (5)   Release of Shares from Unallocated Reserve.    The number of shares released each Plan Year shall equal "A" multiplied by "B" where:

"A"	=	the number of shares held in the Unallocated Reserve immediately before the release;
"B"	=
a fraction, the numerator of which is equal to the principal and interest paid on the Exempt Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal and interest scheduled to be paid on the Exempt Loan for all future Plan Years (without consideration of possible extensions or renewal periods).

            (A)  If the interest rate under the Exempt Loan is variable, the amount of interest to be paid in future Plan Years shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

            (B)  Alternatively, if the conditions of Treasury Regulation 54.4975-7(b)(8)(ii) are met, "B" may be calculated as a fraction, the numerator of which is equal to the principal paid on the Exempt Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal scheduled to be paid on the Exempt Loan for all future Plan Years (without consideration of possible extensions or renewal periods).

            (C)  If an Exempt Loan is repaid as a result of a refinancing by another Exempt Loan, such repayment shall not be considered a repayment under this subsection and the release of shares thereafter shall be determined by aggregating principal and interest on the loan and any refinancing of the loan.

          (6)   Interest Rate.    The Exempt Loan must bear interest at a fixed or variable rate that is not in excess of a reasonable rate of interest considering all relevant factors (including, but not limited to, the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Employer, and the guarantors, and the generally prevailing rates of interest).

          (7)   Default.    The Exempt Loan must provide that, in the event of default, the fair market value of Qualifying Employer Securities and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest or disqualified person, the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

          (8)   Restrictions.    Unless required under Code Section 409(h), no options, puts, call, rights of first refusal or other restrictions on alienability will attach to any shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan and held in the Trust Fund or distributed from the Plan, whether or not this Plan continues to be an employee stock ownership plan with the meaning of Code Section 4975(e)(7).

        (e)   Valuation of Qualifying Employer Securities.    For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund may be expressed in units.

            (1)   If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan and otherwise meets the requirements of Code Section 401(a)(28). The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.

            (2)   If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the securities the price at which such securities trade in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the market is very thin on such date, then the Plan Administrator may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Plan Administrator.

        (f)    Purchases or Sales of Qualifying Employer Securities.    The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person or party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e). If it is necessary to purchase Qualifying Employer Securities for the Trust Fund, such purchase may be on the open market or from the Employer or any member of the Controlled Group or any other person. All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgment of the Plan Administrator, do not exceed the fair market value of such securities and are in conformance with ERISA Section 408(e). If shares are purchased from or sold to the Employer or a member of the Controlled Group, the purchase or sale will be made at the price determined under paragraph (e) above.

        (g)   Compliance with Securities Laws.    The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan except for the Trustee's obligation to report its ownership of Qualifying Employer Securities. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act.

        4.03.    VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES

        (a)   Voting Rights.    Voting rights with respect to Qualifying Employer Securities will be passed through to Participants. Participants will be allowed to direct the voting rights of Qualifying Employer Securities for any matter put to the vote of shareholders. Before each meeting of shareholders, the Employer shall cause to be sent to each person with power to control such voting rights a copy of any notice and any other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person's voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

          (1)   Each Participant shall be entitled to one vote for each share credited to his Account. The Trustee shall vote such shares in accordance with each such Participant's directions so long as such directions are proper, are made in accordance with the terms of the Plan and are not contrary to ERISA. Notwithstanding the foregoing, the Trustee need not vote such shares in accordance with each such Participant's direction if following such direction would violate the Trustee's fiduciary duty under ERISA.

          (2)   To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, or any such direction is not proper, is not made in accordance with the terms of the Plan or is contrary to ERISA, then the Trustee shall vote such Qualifying Employer Securities, plus the shares attributable to Qualifying Employer Securities held unallocated in a Suspense Account as a result of an Exempt Loan, in its sole discretion.

        (b)   Tender or Exchange.    Tender rights or exchange offers for Qualifying Employer Securities will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

          (1)   To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to respond to such tender or exchange offer, or if the directions are not proper, are not in accordance with the terms of the Plan or are contrary to ERISA, or if following such directions would violate the Trustee's fiduciary duty under ERISA, then the Trustee shall determine whether to tender or exchange or not tender or exchange such Qualifying Employer Securities in its sole discretion. In addition, shares attributable to Qualifying Employer Securities held unallocated in a Suspense Account as a result of and Exempt Loan shall be tendered or exchanged, or not tendered or exchanged, as the Trustee in its sole discretion shall determine.

          (2)   If the tender or exchange offer is limited so that all of the shares that are to be tendered or exchanged can not be tendered or exchanged, the shares directed to be tendered or exchanged shall be deemed to have been tendered or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that are to be tendered or exchanged.

        (c)   Confidentiality.    The Trustee shall hold the Participant's individual directions with respect to voting rights or tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee's compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

        (d)   Administrative Procedures.    The Employer may develop procedures to facilitate the exercise of votes or tender rights, such as the use of facsimile transmissions for Participants located in physically remote areas.

ARTICLE V
BENEFITS

        5.01.    RETIREMENT BENEFITS

        On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI.

        5.02.    DEATH AND DISABILITY BENEFITS

        If a Participant dies or becomes Totally and Permanently Disabled while an Employee, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI.

        5.03.    VESTED BENEFITS

        (a)   In General.    If an Inactive Participant's Vested Account is not payable under Plan section 6.10(a), he may elect, but is not required, to receive a distribution of his Vested Account after he ceases to be an Employee. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI.

        (b)   No Payments to Employees.    A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently ceases to be an Employee and meets the requirements of this section.

        (c)   Timing.    If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death or becoming Totally and Permanently Disabled, his Vested Account shall be distributed according to the provisions of Plan section 5.01 or 5.02.

        (d)   Forfeitures.    The Nonvested Account of an Inactive Participant who has ceased to be an Employee shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

        5.04.    WHEN BENEFITS START

        (a)   In General.    Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

          (1)   The date the Participant attains Normal Retirement Age.

          (2)   The 10th anniversary of the Participant's Entry Date.

          (3)   The date the Participant ceases to be an Employee.

          (4)   Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of Plan section 6.02, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

        (b)   Deferred Distributions.    The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date benefits will begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

        (c)   ESOP Discretionary Contributions.    The Participant's Vested ESOP Discretionary Contributions Account is subject to the following special distribution rights:

          (1)   Unless the Participant elects in writing to have the Trustee apply other distribution provisions of the Plan, or unless other distribution provisions of the Plan require earlier distribution, the Trustee shall begin distribution of the portion of the Participant's ESOP Discretionary Contribution Accounts attributable to Qualifying Employer Securities (the "Eligible Portion") no later than the time prescribed below:

            (A)  If the Participant terminated employment by reason of the attainment of Normal Retirement Age, death or becoming Totally and Permanently Disabled, the Plan Administrator shall direct the Trustee to begin distribution of the Eligible Portion not later than one year after the close of the Plan Year in which that event occurs.

            (B)  If the Participant terminates employment for any other reason, the Plan Administrator shall direct the Trustee to begin distribution of the Eligible Portion not later than one year after the close of the fifth Plan Year in which the Participant terminated employment. If the Participant resumes employment with an Employer on or before the last day of the fifth Plan Year following the Plan Year of his termination of employment, the distributions of this subparagraph (B) do not apply.

          (2)   For purposes of this subsection (c), Qualifying Employer Securities do not include any Qualifying Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the borrower repays the Exempt Loan in full.

        5.05.    DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS

        (a)   Early Distributions.    The Plan specifically permits distributions to an Alternate Payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

        (b)   Limitations.    Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

        (c)   Small Amounts.    The benefit payable to an Alternate Payee shall be subject to the provisions of Plan section 6.10(a) if the value of the benefit does not exceed $5,000.

        (d)   Administrative Procedures.    The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

        (e)   Suspension of Benefits.    If any portion of the Participant's Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a Qualified Domestic Relations Order.

        (f)    Payment of Dividends During Suspension Period.    If a domestic relations order divides an Account that is invested in the Qualifying Employer Securities Fund, and a cash dividend on Qualifying Employer Securities becomes payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order then the following will apply:

          (1)   If the division date specified in the order is prior to the ex-date of such dividend, then so much of the dividend that is attributable to the Alternate Payee's share of the investment in the Qualifying Employer Security Fund shall be deemed to be earnings on the Alternate Payee share. If the Participant has elected to receive the dividend in cash, the Alternate Payee's portion of the dividend shall be drawn from the remaining portion of the Account after payment of the dividend to the Participant.

          (2)   If the division date specified in the order is on or after the ex-date of such dividend, then no portion of the dividend shall be attributed to the Alternate Payee.

        (g)   Payments to Alternate Payee(s).    The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

ARTICLE VI
DISTRIBUTION OF BENEFITS

        6.01.    AUTOMATIC FORMS OF DISTRIBUTION

        Except as otherwise set forth in Plan section 6.04, the automatic form of benefit payable to or on behalf of a Participant shall be a single sum payment.

        6.02.    ELECTION PROCEDURES

        (a)   In General.    The Participant or Beneficiary shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made.

        (b)   Consent to Election.    If the Participant's Vested Account exceeds $5,000 any benefit which is immediately distributable requires the consent of the Participant.

          (1)   The consent of the Participant to a benefit which is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing.

          (2)   The consent shall not be made more than 90 days before the distribution date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

        (c)   Plan Termination.    In addition, after termination of the Plan, the Trust Fund will be maintained until the Plan benefits of all Participants have been distributed. Plan benefits may be distributed following termination of the Plan or distributions may be deferred and distributed as provided in this Article VI, as the Primary Employer shall determine. If Plan benefits will be distributed after the Plan is terminated, the distribution may be delayed until IRS approval is received. In the event Qualifying Employer Securities are sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Plan benefits will be distributed in cash.

        (d)   Immediately Distributable.    A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

        (e)   Spousal Consent.    Spousal consent is needed to name a Beneficiary other than the Participant's Spouse. If a Participant names a Beneficiary other than his Spouse, the Spouse has the right to limit consent only to a specific Beneficiary. The Spouse can relinquish such right. Such consent shall be in writing. The Spouse's consent shall be witnessed by a plan representative or notary public. The Spouse's consent must acknowledge the effect of the election, including that the Spouse had the right to limit consent only to a specific Beneficiary and that the relinquishment of such right was voluntary. Unless the consent of the Spouse expressly permits designations by the Participant without a requirement of further consent by the Spouse, the Spouse's consent must be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

        (f)    Dividend Distributions.    Cash dividends that are available to a Participant, Beneficiary or Alternate Payee shall not be subject to the distribution form and notice requirements of this Article. If a Participant, Beneficiary or Alternate Payee elects to receive such dividends, such dividends shall be payable in a lump-sum (and only a lump-sum) in cash, and are payable without regard to any notice and consent otherwise required under the Plan.

        6.03.    NOTICE REQUIREMENTS

        (a)   Right to Defer.    The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until the benefit is no longer immediately distributable.

        (b)   Timing.    The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the distribution date.

        (c)   Participant Waiver of Notice Period.    However, a distribution may begin less than 30 days after the notice described in this Plan section 6.03, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

        6.04.    FORMS OF DISTRIBUTION FROM ESOP CONTRIBUTION ACCOUNTS

        (a)   In General.    Notwithstanding any provision of this Article VI to the contrary, distributions from a Participant's ESOP Discretionary Contribution Accounts shall be governed by this Section 6.04 and Sections 6.05, 6.06 and 6.07.

        (b)   Distribution in Qualifying Employer Securities.    Unless subsection (c) applies, Qualifying Employer Securities in the Participant's Vested ESOP Discretionary Contribution Account will be distributed in kind. Any cash or other property in the Participant's Vested ESOP Discretionary Contribution Account ("non-stock assets") shall be used to acquire Qualifying Employer Securities for distribution but only if such Participant further elects and only if such Qualifying Employer Securities are available for purchase on the open market.

        (c)   Distribution in Qualifying Employer Securities Prohibited.    If the Employer's corporate charter or by-law provisions restrict ownership of substantially all outstanding Qualifying Employer Securities to Employees or to a plan or trust described in Code Section 401(a), then any distribution of a Participant's ESOP Discretionary Contribution Account shall be subject to an immediate put option to the Employer, which the Participant shall be deemed to have exercised in accordance with Plan section 6.05 below.

        (d)   Manner of Distribution.    Distributions of the Participant's vested ESOP Discretionary Contributions Account will be made in substantially equal annual installments over a period of five years; provided, however, that if the value of such ESOP Discretionary Contributions Account exceeds Eight Hundred Thousand Dollars ($800,000), as indexed, the term of the distribution shall be five years, plus one year (but not more than five additional years) for each One Hundred Sixty Thousand Dollars ($160,000) or fraction thereof, as indexed, by which the benefit exceeds Eight Hundred Thousand Dollars ($800,000), as indexed.

        (e)   S Corporation.    If the Plan holds Qualifying Employer Securities of an S Corporation, no distribution of such Qualifying Employer Securities shall be made unless such distribution is subject to an immediate put option to the Employer, which the Participant will be deemed to have exercised in accordance with Plan section 6.05 below.

        (f)    Qualifying Employer Securities.    Notwithstanding any other provision of the Plan, for purposes of determining the amount or value of any Qualifying Employer Securities in a Participant's Account for any distribution of such Account, the amount and value of such Qualifying Employer Securities shall be based on and equal to the number of shares of Qualifying Employer Securities in such Account.

        6.05.    PUT OPTION

        (a)   In General.    If shares of Qualifying Employer Securities are distributed from the Trust Fund, and if such shares are not publicly traded when distributed or are subject to a trading limitation when distributed, then such shares shall be subject to an initial and second put option as follows:

          (1)   The put option shall be exercisable by the Distributee (whether the Participant or a Beneficiary), any person to whom shares of Qualifying Employer Securities have passed by gift from the Distributee, or any person (including an estate or the Distributee from an estate) to whom the shares of Qualifying Employer Securities passed upon the death of the Distributee (hereinafter referred to as the "holder").

          (2)   The initial put option must be exercised during the 60-day period which begins on the date the shares of Qualifying Employer Securities are distributed from the Trust Fund. If not exercised during that period, the initial put option shall lapse.

          (3)   As soon as is reasonably practicable following the last day of the Plan Year in which the initial 60-day period expires, the Employer shall notify all of the non-electing holders of the valuation of such Qualifying Employer Securities as of the most recent Valuation Date. During the 60-day period following the receipt of such valuation notice, any such non-electing holder shall have a second put option.

          (4)   The period during which the put option is exercisable shall not include any time when a holder is unable to exercise the put option because the Employer is prohibited from honoring the put option by federal or state law. If the shares of Qualifying Employer Securities are publicly traded without restriction when distributed but cease to be traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder in writing on or before the tenth day after the date the shares cease to be so traded that for the remainder of the applicable 60-day period the shares are subject to a put option. The number of days between such tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform the holders of the terms of the put option.

        (b)   Administrative Procedures.    The put option may be exercised by written notice of exercise to the Employer or its designee made on such form and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator.

        (c)   Price.    Upon receipt of such notice, the Employer shall tender to the holder the fair market value of the Qualifying Employer Securities (as determined under Plan sections 4.02(e) and 4.02(f)) for such shares.

          (1)   If the Qualifying Employer Securities were distributed in a total distribution then the Employer shall pay in substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within 30 days following the date the put option is exercised and ending not more than five years after the date the put option is exercised.

          (2)   If the Qualifying Employer Securities were not distributed in a total distribution then the Employer must pay the holder in a single lump sum payment.

          (3)   If payment by the Employer is made in installments as described in (1) above, the Employer shall, within 30 days of the date the holder exercises the put option, give the holder a promissory note for the full unpaid balance of the option price. Such note shall, at a minimum, provide adequate security, state a rate of interest reasonable under the circumstances (but at least equal to the imputed compound rate in effect as of the exercise date pursuant to the regulations promulgated under Code Sections 483 or 1274, whichever shall be applicable) and provide that the full amount of such note shall accelerate and become due immediately in the event that the Employer defaults in the payment of a scheduled payment.

        (d)   Trust Fund.    The Trust Fund is not bound to purchase shares of Qualifying Employer Securities pursuant to the put option, but the Employer may direct the Trustee to cause the Trust Fund to assume the Employer's rights and obligations to acquire shares of Qualifying Employer Securities under the put option.

        (e)   Definitions.

          (1)   A "trading limitation" for this purpose means a restriction under any federal or state securities law or under any agreement affecting the shares that would make the shares not as freely tradable as shares not subject to such restriction.

          (2)   A "total distribution" for this purpose means a distribution to a Participant or Beneficiary within one taxable year of such recipient to the entire balance to the credit of the Participant.

        (f)    S Corporation.    If the Plan makes a distribution in Qualifying Employer Securities of an S Corporation to a disqualified person in a nonallocation year, such distribution is subject to an immediate put option to the Employer, which the Participant will be deemed to have exercised in accordance with this Plan section 6.05.

        6.06.    RIGHT OF FIRST REFUSAL

        Each share of Qualifying Employer Securities a Participant or Beneficiary receives from the Plan shall be subject to the First Refusal Rights described in this Plan section 6.06 if such Qualifying Employer Securities are not publicly traded when distributed. Prior to any sale of Qualifying Employer Securities which are not publicly traded, the Distributee must first offer the Qualifying Employer Securities that he desires to sell to the Employer or the Trustee at the greater of (i) fair market value or (ii) the same purchase price and on the same terms as a bona fide offer received within the preceding 14 days from a third party to whom the Distributee desires to sell the Qualifying Employer Securities (the "First Refusal Rights"). If the Employer or the Trustee is not willing or able to purchase the Qualifying Employer Securities within 14 days after receipt of written notification by the Distributee of such purchase price and payment terms, then the Distributee may sell the Qualifying Employer Securities to the third party in accordance with its offer, within 28 days after receipt by the Employer of the written notification. In no event shall the Employer recognize any purchaser or transferee as the owner of the Qualifying Employer Securities unless the terms of the First Refusal Rights have been followed.

        6.07.    NONTERMINABLE ESOP PROVISIONS

        (a)   Exempt Loan Limitations.    Except as otherwise provided in Plan sections 6.05 and 6.06, no Qualifying Employer Securities acquired with the proceeds of an Exempt Loan may be subject to a put, call, option, buy-sell or similar arrangement while held by or when distributed from the Plan.

        (b)   Continuing Status of Qualifying Employer Securities.    The provisions of Plan sections 6.05 and 6.06 shall continue to be applicable to shares of Qualifying Employer Securities acquired hereunder even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

        6.08.    DIRECT ROLLOVERS

        (a)   Availability.    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Direct Rollover is not available to any other Alternate Payee or Beneficiary who has obtained a present interest in the Account because of the Participant's death or non-Spouse Beneficiaries and Alternate Payees who are not the Spouse or former Spouse of the Participant.

        (b)   Automatic Rollovers.    Any part of a distribution made under Plan section 6.10(a) which is an Eligible Rollover Distribution, which is equal to or more than $1,000, and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be rolled over to an Individual Retirement Account (IRA) that the Plan Administrator specifies.

        (c)   Automatic Distributions.    Any part of a distribution made under Plan section 6.10(a) which is an Eligible Rollover Distribution, which is less than $1,000, and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be paid to the Distributee.

        (d)   Notice.    Within a reasonable period of time before an Eligible Rollover Distribution, the Plan Administrator shall inform the Distributee of this Direct Rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation and any other information required by Code Section 402(f).

        6.09.    IN-SERVICE WITHDRAWALS

        (a)   In General.    A Participant may withdraw amounts from his Account(s) while he is employed by the Employer or any member of the Controlled Group only as provided in this Plan section 6.08. To request a withdrawal, a Participant must follow the procedures established by the Plan Administrator. The amount withdrawn shall not exceed the distributable amount. Only one partial or full withdrawal is permitted under this section 6.09 in any one Plan Year, except that additional withdrawals are permitted if made with respect to a hardship under subsection (d).

        (b)   Age 59 1/2.    A Participant who has attained age 59 1/2 may withdraw all or any portion of his vested Discretionary Contributions Account, vested ESOP Discretionary Contributions Account, or other Vested Accounts at any time (in such increments as established by the Plan Administrator, with a $1,000 minimum), subject to the limits of subsections (a).

        (c)   Other Withdrawals.    Withdrawals under this Plan section 6.09(c) may be made at any time subject to the limitations contained herein and in subsection (a).

          (1)   Partial Withdrawal.

            (A)  Amount of Withdrawal.    A Participant may withdraw any specified dollar amount (in such increments as established by the Plan Administrator, with a $1,000 minimum) from his vested Discretionary Contributions Account and his vested ESOP Discretionary Contributions Account, except for any Employer Contribution for the Plan Year of the withdrawal or for the preceding two Plan Years, or investment earnings on such amounts; provided, however, that the Participant may withdraw all of his vested Discretionary Contributions Account and his vested ESOP Discretionary Contributions Account, including contributions for the Plan Year of the withdrawal or for the preceding two Plan Years and investment earnings thereon, if the Participant has been a Participant in the Plan for at least 60 months.

            (B)  Source of Withdrawal.    A withdrawal under this paragraph (1) shall be taken in the following order: first from the Participant's vested Discretionary Contributions Account and then from the vested ESOP Discretionary Contributions Account (to the extent those amounts may be withdrawn and are not prohibited from being withdrawn as described in (A) above).

          (2)   Full Withdrawal.    A Participant may withdraw the entire amount from his vested Discretionary Contributions Account and his vested ESOP Discretionary Contributions Account, except for any Employer Contribution for the Plan Year of the withdrawal or for the preceding two Plan Years (or investment earnings thereon); provided, however, that all such amounts may be withdrawn, including any Employer Contributions for the Plan Year of the withdrawal or for the preceding two Plan Years and investment earnings thereon if the Participant has been a Participant in the Plan for at least 60 months.

        (d)   Plan Administrator Procedures.    The Plan Administrator may establish reasonable procedures, including but not limited to a prescribed hierarchy of Accounts from which distributions under this section may be made in accordance with legal requirements and administrative feasibility.

        (e)   Hardship.    A Participant may withdraw all or any portion of his vested Discretionary Contributions Account and vested ESOP Discretionary Contributions Account subject to the limits of this subsection, if the Participant has an immediate and heavy financial need, as defined in subparagraph (1), and the withdrawal is needed to satisfy the financial need, as explained in subparagraph (2), and the withdrawal is not greater than the maximum permissible withdrawal described in subparagraph (3).

          (1)   Financial Need.    A distribution will be deemed to be made on account of an immediate and heavy financial need of a Participant if the distribution is on account of: (A) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's Spouse or any dependents of the Participant (as defined in Code Section 152); (B) purchase (excluding mortgage payments) of a principal residence for the Participant; (C) payment of tuition, related educational fees, and room and board expenses for the next 12 months post-secondary education for the Participant, his Spouse, children, or dependents (as defined in Code Section 152); or (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (2)   Deemed Satisfaction of Need.    The withdrawal is deemed to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied: (A) the distribution is not in excess of the immediate and heavy financial need of the Participant (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal); (B) the Participant has obtained all distributions (including any available dividend distributions), other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer; and (C) the Participant's 401(k) deferrals and additional Participant contributions under all other plans maintained by the Employer will be suspended for six months after receipt of the distribution.

          (3)   Maximum Withdrawal.    A Participant may not withdraw more than the sum of the amount needed to satisfy his financial need and any taxes and penalties resulting from the withdrawal.

        (f)    Frequency and Procedures.    The Plan Administrator shall issue such rules as to the frequency of withdrawals, and withdrawal procedures, as it deems appropriate. The Plan Administrator may postpone the withdrawal until after the next Valuation Date. The Plan Administrator may have a special valuation of the Trust Fund performed before a withdrawal is permitted. The Plan Administrator may charge a fee for the withdrawal as well as a fee for having a special valuation performed.

        (g)   Qualifying Employer Securities.    Notwithstanding any other provision of the Plan, for purposes of determining the amount or value of any Qualifying Employer Securities in a Participant's Account for any distribution of such Account, the amount and value of such Qualifying Employer Securities shall be based on and equal to the number of shares of Qualifying Employer Securities in such Account.

        6.10.    DISTRIBUTIONS WITHOUT CONSENT

        (a)   Small Balances.    If consent of the Participant is not required for a benefit which is immediately distributable as described in Plan section 6.02, a Participant's entire Vested Account shall be paid in a single sum as soon as administratively practicable following the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Participant's Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. If a Participant would have received a distribution under the first sentence of this subsection but for the fact that the Participant's consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Employee, such Vested Account shall be paid in a single sum. This is a small amounts payment.

        (b)   Normal Retirement Age.    Payment may be made without the Participant's consent after he attains his Normal Retirement Age, provided the Participant terminated his employment with the Employer prior to Normal Retirement Age.

        (c)   Statutory Distributions.    The consent of the Participant shall not be required to the extent that a distribution (i) is required to satisfy Code section 401(a)(9) or 415, or (ii) is made in connection with the termination of this Plan if the Employer has not elected an annuity option (purchased from a commercial provider) and if the Employer or any Controlled Group Member does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)). However, if a Controlled Group Member maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7) of the Code), then the Participant's account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

        6.11.    DISTRIBUTION REQUIREMENTS

        (a)   In General.    The requirements of this Plan section 6.11 must be met for all other distribution provisions in this Plan. If there is a conflict between any other Plan provisions and this Plan section 6.11, then the requirements of this section control. All distributions required under this section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code, including the incidental death benefit requirement in Code section 401(a)(9)(G).

          (1)   The entire interest of a Participant under the Plan must be distributed by the Required Beginning Date or must begin to be distributed not later than the Required Beginning Date pursuant to a method providing for payments

            (A)  over the life of the Participant or over the lives of the Participant and his or her designated Beneficiary or

            (B)  over a period certain not extending beyond the life expectancy of the Participant or the life expectancies of the Participant and his or her designated Beneficiary.

          (2)   If a Participant dies after distribution of his or her interest has begun according to one of the methods specified in subsection (a)(1)(A) or (B) but before his or her entire interest has been distributed, then any part of that interest payable to his or her designated Beneficiary must be distributed as least as rapidly as under the method of distribution being used as of the date of the Participant's death.

          (3)   If annuity payments irrevocably commence to the Participant before the Participant's Required Beginning Date, the date distributions are considered to begin is the date distributions actually commence.

        (b)   Minimum Payments During Participant's Lifetime.    During the Participant's lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

          (1)   the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

          (2)   if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations section 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the their birthdays in the Distribution Calendar Year.

Required minimum distributions will be paid each Distribution Calendar Year up to and including the Distribution Calendar Year that includes the Participant's date of death.

        (c)   Minimum Payments If Participant Dies After Benefits Commence.    If the Participant dies on or after the date distributions began under subsection (b) and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

          (1)   The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2)   If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

          (3)   If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiaries' remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

          (4)   If there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

        (d)   Minimum Payments if Participant Dies Before Benefits Commence.    If the Participant dies before a lump sum distribution of his interest has been made or before distribution of his interest begins, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (1)   If the Participant has a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in subsection (c)(3).

          (2)   If the Participant does not have a designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (3)   If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, then subsection (d)(1) will apply as if the surviving Spouse were the Participant.

ARTICLE VII
AMENDMENT AND TERMINATION OF THE PLAN

        7.01.    AMENDMENTS

        (a)   Authority.    The Primary Employer may amend this Plan at any time, including without limitation, any remedial retroactive changes (within the time specified by Internal Revenue Service regulations) to comply with any law or regulation issued by any governmental agency to which the Plan is subject. The Primary Employer may amend this Plan at any time without prior notice to anyone. The Plan may be amended in writing approved by the Primary Employer's Board of Directors and signed on behalf of the Primary Employer by an officer of the Primary Employer duly authorized by the Board of Directors. Each amendment shall be effective on such date as the Primary Employer or its delegate may determine.

        (b)   Limitations.    An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

        (c)   No Decrease in Benefits.    No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this subsection, a Plan amendment which has the effect of decreasing a Participant's Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment. If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

        (d)   Change of Vesting Schedule.    An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in Plan section 10.02, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

          (1)   who has completed at least three Years of Service on the date the election period described below ends and

          (2)   whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant's nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

        7.02.    PLAN TERMINATION

        (a)   Reservation of Rights.    The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Employer Contributions constitutes complete termination of the Plan. Upon complete termination of the Plan, no more Employees shall become Participants and no more contributions shall be made.

        (b)   Effect of Plan Termination.    The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by a partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan.

          (1)   The Participant's Account shall continue to participate in the earnings credited, losses and expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

          (2)   A Participant's Account may be distributed to the Participant after the effective date of the complete termination of the Plan. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

        7.03.    REVERSION TO EMPLOYER

        The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

ARTICLE VIII
ADMINISTRATION OF THE PLAN

        8.01.    ADMINISTRATION

        (a)   Plan Administrator.    Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

        (b)   Power to Delegate.    Unless otherwise set out in the Plan, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

        (c)   Claims Settlement.    The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

        8.02.    EXPENSES

        Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan. Notwithstanding the preceding, certain expenses associated with a Participant's Account shall be passed through and charged against the affected Participant's Account. Such expenses shall include charges for fund wire transfers, overnight delivery charges, the cost of having domestic relations orders reviewed to determine if they constitute Qualified Domestic Relations Orders, and may include other charges associated with the maintenance or administration of a Participant's Account as determined from time to time by the Plan Administrator and communicated in advance to the Participants.

        8.03.    RECORDS

        All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody. Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

        8.04.    INFORMATION AVAILABLE

        Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

        8.05.    RECAPTURE OF PAYMENTS

        (a)   Payments Made in Error.    By error, it is possible that payments to a Participant or Beneficiary may exceed the amounts to which the recipient is entitled. When notified of the error, the recipient must return the excess to the Trust Fund. This requirement is limited where explicit statutory provisions require limitation.

        (b)   Repayment in Installments.    To prevent hardship, repayment under subsection (a) may be made in installments, determined in the sole discretion of the Plan Administrator. A repayment arrangement, however, may not be contrary to law, and may not be used as a disguised loan.

        (c)   Statutory Authority.    If the Trustee or Trustees are authorized by statute to recover payments, no Plan provision may be construed to contravene the statute.

        8.06.    CLAIM AND APPEAL PROCEDURES

        (a)   Submission of Claim.    Claims for benefits under the Plan may be submitted to the Plan Administrator or such persons as it may designate in writing who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. Such claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Administrator may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.

        (b)   Denial of Benefits.    If a claim for benefits is denied in whole or in part, the Plan Administrator shall give the Claimant written or electronic notification of the decision within 90 days of the date the claim was received by the Plan Administrator.

          (1)   Such notice shall set forth, in a manner calculated to be understood by the Claimant, (i) the specific reasons for the denial; (ii) the Plan provision(s) on which the denial was based; (iii) a description of the additional material or information necessary for the Claimant to revise and perfect the claim and an explanation why such material or information is necessary; and (iv) a description of the Plan's claims review procedure and time limits applicable to such procedures, including a Claimant's right to bring civil action under ERISA section 502(a) following an adverse benefit determination on review.

          (2)   If special circumstances require an extension of time for the Plan Administrator to process the claim, the 90-day period may be extended for an additional 90 days. Prior to the termination of the initial 90-day period, the Claimant shall be furnished with a written notice setting forth the reason for the extension. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination.

        (c)   Right of Appeal.    If a claim for benefits is denied in whole or in part, the Claimant or his or her duly authorized representative, may request from the Plan Administrator a full and fair review of the claim and an adverse benefit determination. The claims procedure must provide Claimants with

          (1)   at least 60 days following receipt of an adverse determination on which to appeal the determination;

          (2)   the opportunity to submit written comments, documents and records relating to the claim;

          (3)   reasonable access to and copies of documents and records relevant to the claim for benefits, upon request and free of charge; and

          (4)   a review taking into account all comments, documents, records and information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

        (d)   Determination on Appeal.    The Plan Administrator shall notify the Claimant of the benefit determination on review no later than 60 days after receipt of the request for a claim review, unless special circumstances require an extension of time for processing.

          (1)   If the Plan Administrator determines that an extension is required, written notice of the extension shall be furnished to the Claimant before the initial 60-day period is over. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to make a decision.

          (2)   In the case of a Plan Administrator or board that meets at least on a regular quarterly basis, the named fiduciary shall make a benefit determination no later than the meeting date that immediately follows the Plan's receipt of the request for a review, unless the request for review if filed within 30 days before the meeting date. In such case, the benefit determination may be made no later than the date of the second meeting following the Plan's receipt of the request for review.

          (3)   The Plan Administrator shall provide a Claimant with a written or electronic notification of the benefit determination on review. The notice shall set forth, in a manner calculated to be understood by the Claimant, (i) the specific reasons for the adverse determination; (ii) specific references to the Plan's provision son which the benefit determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain information about such procedures, and a statement of the Claimant's right to bring an action under ERISA section 502(a).

        (e)   Decisions Final.    For all purposes under the Plan, such decision on claims where no review is requested, and decisions on claims where review is requested, shall be final, binding and conclusive on all interested parties. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 2520.104b-1(c).

        (f)    Deadline for Filing Suit.    A Claimant shall have 180 days from the date he or she receives the Plan Administrator's decision on review in which to file suit regarding a claim for benefits under the Plan. If suit is not filed within such 180-day period, it shall be forever barred.

        8.07.    DELEGATION OF AUTHORITY

        All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

        8.08.    EXERCISE OF DISCRETIONARY AUTHORITY

        The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

        8.09.    TRANSACTION PROCESSING

        (a)   No Guarantees.    Transactions (including, but not limited to distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or such other parties. No guarantee is made by the Plan, Plan Administrator, Trustee, or Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions.

        (b)   Valuation Dates.    Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee.

        (c)   Practicality.    Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

        8.10.    ERRORS AND OMISSIONS

        Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with the terms of the Plan as long as the Plan does not conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and the Plan Administrator determines that it would cost more to correct the error than is warranted, and if the Plan Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not, in the judgment of the Plan Administrator, result in discrimination in operation, the Plan Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Employer Contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have enjoyed if there had been no error or omission. Any correction made under this Plan section shall be made in accordance with Revenue Procedure 2002-47 and any subsequent ruling, procedure or announcement, or regulation that replaces on supersedes such Revenue Procedure. Any contribution made pursuant to this section is an additional discretionary contribution.

        8.11.    IMPOSSIBILITY OF PERFORMANCE

        In the event it becomes impossible for the Employer, the Plan Administrator or a committee, if any, to perform any act under the Plan, or when the provisions of the Plan are ambiguous or unclear, that act shall be performed which in the judgment of the Plan Administrator will most nearly carry out the intent and purposes of the Plan. All persons in any way interested in the Plan, including, but not limited to, retired, disabled, terminated Participants, deceased Participants and Beneficiaries, shall be bound by any acts performed under such conditions.

        8.12.    TEMPORARY SUSPENSION OF CERTAIN PLAN ACTIVITIES IN CONNECTION WITH A SERVICE PROVIDER OR INVESTMENT FUND CHANGE

        Notwithstanding any other Plan provision to the contrary, in the event of a change in service providers (including, but not limited to, the recordkeeper) for, or the investment funds of, the Plan, the Plan Administrator may establish in its sole discretion such procedures for temporarily suspending such Plan activities as it deems necessary or appropriate to implement the change involved. The activities that may be suspended under this Plan section include, but are not limited to, withdrawals, distributions and investment elections.

ARTICLE IX
GENERAL PROVISIONS

        9.01.    MERGERS AND DIRECT TRANSFERS

        (a)   Limitations.    The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan.

        (b)   Limitations on Transfers from Money Purchase Pension Plans.    Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

        (c)   Direct Transfers.    The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

        (d)   Accounting.    The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

        (e)   Protections.    Unless a transfer of assets to the Plan is an elective transfer as described below, the Plan shall apply the optional forms of benefit protections described in Plan section 7.01 to all transferred assets.

        (f)    Elimination of Protected Benefits.    A Participant's protected benefits may be eliminated upon transfer:

          (1)   between qualified defined contribution plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

          (2)   between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. If the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an Eligible Rollover Distribution, such transfer will be accomplished as a Direct Rollover. The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

        9.02.    EMPLOYMENT STATUS

        Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

        9.03.    RIGHTS TO PLAN ASSETS

        (a)   Plan Limits Rights.    An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

        (b)   Full Satisfaction.    Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries or Spouse of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Trustee, and the Employer arising under or by virtue of the Plan.

        9.04.    BENEFICIARY

        (a)   Designation.    Each Participant may name a Beneficiary to receive any death benefit that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, the Beneficiary of a Participant who has a Spouse shall be the Participant's Spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of Plan section 6.02. It is the responsibility of the Participant to give written notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose.

        (b)   Default Beneficiary.    If there is no Beneficiary named or surviving when a Participant dies, the Participant's Beneficiary shall be the Participant's surviving Spouse, or where there is no surviving Spouse, the executor or administrator of the Participant's estate.

        9.05.    NONALIENATION OF BENEFITS

        No benefits under the Plan shall in any manner be anticipated, assigned or alienated and any attempt to do so shall be void; provided however, payments shall be made pursuant to (i) a federal tax levy made pursuant to Code section 6331, (ii) a judgment in favor of the United States resulting from an unpaid tax assessment, (iii) a Qualified Domestic Relations Order, or (iv) certain orders or decrees entered on or after August 5, 1997, authorizing the settlement of liabilities incurred against the Plan by a Participant as allowed by Code section 401(a)(13).

        9.06.    CONSTRUCTION

        The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Primary Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

        9.07.    LEGAL ACTIONS

        No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

        9.08.    WORD USAGE

        (a)   Gender and Number.    The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

        (b)   Electronic Records.    The words "in writing" and "written," where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

        9.09.    MILITARY SERVICE

        Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u).

        9.10.    LOCATING PARTICIPANTS OR BENEFICIARIES

        If a Participant who is entitled to a distribution cannot be located, and the Plan Administrator has made reasonable efforts to locate the Participant, the Participant's Account may be forfeited and treated as a Forfeiture in accordance with this Plan at the time specified below. The Plan Administrator shall be deemed to have made reasonable efforts to locate the Participant if the Plan Administrator is unable to locate the Participant (or, in case of a deceased Participant, his or her beneficiary) after having made two successive certified or similar mailings to the last address on file with the Plan Administrator and after the Plan Administrator has used the IRS letter forwarding program. The Participant's Account shall be forfeited as of the last day of the Plan Year in which occurs the close of the 12 calendar month period following the later of the two successive mailings. If the Participant or Beneficiary makes a written claim for the account subsequent to the Forfeiture, the Employer shall cause the Account to be reinstated, first from current year Forfeitures, if any, and then from any additional Employer Contributions. This Plan section 9.10 does not apply in connection with the termination of the Plan.

ARTICLE X
TOP-HEAVY PLAN REQUIREMENTS

        10.01.    APPLICABILITY OF RULES

        For any Plan Year in which this Plan is (or is deemed) a Top-Heavy Plan, the provisions of this Plan article supersede conflicting Plan provisions regarding contributions, allocations, and accrual of benefits under the Plan. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treasury regulation 1.410(b)-3(a).

        10.02.    MODIFICATION OF CONTRIBUTIONS

        (a)   Minimum Contribution.    During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Earnings in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Earnings is less than a stated amount or merely because of a failure to make mandatory Participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (1) or (2) below:

          (1)   3 percent of such person's Earnings for such Plan Year.

          (2)   The "highest percentage" of Earnings for such Plan Year at which the Employer's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Earnings for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

          (3)   For purposes of (1) and (2) above, Earnings shall be limited by Code Section 401(a)(17).

          (4)   The requirements of this section shall be met without regard to any Social Security contribution.

        (b)   Modifications.    If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

          (1)   If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer's which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in such other defined contribution plan. In that respect, Employer Matching Contributions made under such other defined contribution plan (including another plan that consists of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met) shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contributions percentage test and other requirements of Code Section 401(m).

          (2)   If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer's which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

            (A)  2 percent of his average Earnings multiplied by his Years of Service, or

            (B)  20 percent of his average Earnings.

  Average Earnings and Years of Service shall have the meaning set forth in such defined benefit plan for this purpose.

        (c)   Applicability.    The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

SIGNATURE PAGE

        IN WITNESS WHEREOF, this document has been executed this 26th day of May, 2005.

FIRST HORIZON PHARMACEUTICAL CORPORATION
By:	/s/ DARRELL BORNE Darrell Borne Chief Financial Officer, Treasurer and Secretary

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INTRODUCTION
ARTICLE VI DISTRIBUTION OF BENEFITS